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EXHIBIT 99.10(a)

Consent of Independent Auditors
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DELOITTE & TOUCHE LLP

                               Suite 1200                     (714) 436-7100
                               695 Town Center Drive          (714) 436-7200
                               Costa Mesa, California 92626-1924



                      CONSENT OF INDEPENDENT AUDITORS



Pacific Mutual Life Insurance Company:


We hereby consent to the use in Post-Effective Amendment No. 10 under the Securities Act of 1933 and Amendment No. 11 under The Investment Company Act of 1940 to Registration Statement No. 33-32704 on Form N-4 of our reports dated February 14, 1997 related to Pacific Select Variable Annuity Separate Account for the year ended December 31, 1996 which is incorporated by reference in such Registration Statement and our report dated February 22, 1997, related to Pacific Mutual Life Insurance Company's consolidated financial statements as of December 31, 1996 and 1995 and for the three years ended December 31, 1996 which is included in the Statement of Additional Information of such Registration Statement.

We also consent to the reference to us under the heading "Financial Highlights" appearing in the Prospectus of Pacific Select Variable Annuity.


April 29, 1997



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DELOITTE & TOUCHE LLP
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